Exhibit 10.10

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR CERTAIN REDACTED PROVISIONS OF THIS AGREEMENT. THE REDACTED PROVISIONS ARE INDICATED BY THREE ASTERISKS ENCLOSED BY BRACKETS AND UNDERLINED. THE CONFIDENTIAL PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

ACH ORIGINATION AGREEMENT	[Florida Bank, N.A. Logo]
ODFI - ORIGINATOR (CORPORATE)

THIS AGREEMENT is made this 30th day of December, 2003, by and between NBO Systems Inc. DBA The Gift Certificate Company ("Company" or "Originator") and Florida Bank, N.A. ("Financial Institution" or "ODFI").

RECITALS

A. Company has applied to ODFI to initiate ACH Entries ("Entries") pursuant to an application submitted by the Company (the "Application"), in accordance with the terms of this Agreement, the laws of the state of Florida, the laws of the United States of America, the rules of the National Automated Clearing House Association ("NACHA"), (the "ACH Rules"), and applicable state and federal regulations, and Financial Institution is willing to act as an Originating Depository Financial Institution ("ODFI") with respect to such entries.

B. Unless otherwise defined herein, capitalized terms shall have the meanings provided in the ACH Rules. The term "Entries" shall have the meaning provided in the ACH Rules and shall also mean the data received from Company hereunder from which ODFI prepares Entries.

AGREEMENT

1. Transmittal Of Entries By Company. Company shall transmit Entries to ODFI in compliance with the formatting and other requirements set forth in Attachment 2, attached herein. The ODFI will transmit the Entries initiated by Company into the ACH as provided in the ACH Rules. The total amount of files sent by the Company shall not exceed established limits set forth by the ODFI Files will be monitored and file amounts exceeding the established limits will not be processed without the approval from authorized ODFI personnel.

2. Security Procedures.

(a) Company and ODFI shall comply with the security procedure requirements described in Attachment 5, attached hereto, with respect to Entries transmitted by Company to ODFI. Company acknowledges that the purpose of such security procedure is for verification of file authenticity and not to detect an error in the transmission or content of an Entry. No security procedure for the detection of any such error has been agreed upon between the ODFI and Company.

(b) Unless otherwise approved by the bank, all ACH transmittals must be submitted from the physical address of the company. Company will maintain strict security over ACH software, related customer information and other sensitive data, and will closely monitor authorized personnel who have access to it. Company understands and agrees that it bears full responsibility to maintain secure controls over access to ACH-related data and software. Company is strictly responsible for establishing and maintaining procedures to safeguard against unauthorized transmissions. Company warrants that no individual will be allowed to initiate transfers in the absence of proper supervision and safeguards, and agrees to take reasonable steps to maintain the confidentiality of the security procedures, as well as any passwords, codes, security devices and related instructions provided by the ODFI in connection with the security procedures described in Attachment 5. Company agrees to provide ODFI a written list of employees who are authorized to process ACH files and/or sign transmittal forms for the Company. (See Attachment 1) If Company believes or suspects that any such information or instructions have been known or accessed by unauthorized persons, Company agrees to notify ODFI by phone immediately, and follow up with a written confirmation. The occurrence of unauthorized access will not affect any transfers made in good faith by ODFI prior to receipt of such notification and within a reasonable time period to prevent unauthorized transfers.

3. Compliance With Security Procedure,

(a) If an Entry (or a request for cancellation or amendment of an Entry) received by ODFI purports to have been transmitted or authorized by Company, it will be deemed effective as Company's Entry (or request) and Company shall be obligated to pay ODFI the amount of such Entry even though the Entry (or request) was not authorized by Company, provided ODFI accepted the Entry in good faith and acted in compliance with the security procedure referred to in Attachment 5 with respect to such Entry. If signature comparison is to be used as a part of that security procedure, ODFI shall be deemed to have complied with that part of such procedure if it compares the signature accompanying a file of Entries (or request for cancellation or amendment of an Entry) received with the signature of an authorized representative of Company (an "Authorized Representative") and, on the basis of such comparison, believes the signature accompanying such file to be that of such authorized representative.

(b) If an Entry (or request for cancellation or amendment of an Entry) received by ODFI was transmitted or authorized by Company, Company shall pay ODFI the amount of the Entry, whether or not ODFI complied with the security procedure referred to in Attachment 5 with respect to that Entry and whether or not that Entry was erroneous in any respect or that error would have been detected if ODFI had complied with such procedure.

Florida Bank, N.A.

ODFI-Originator Agreement

4. Recording and Use of Communications. Company and ODFI agree that all telephone conversations or data transmissions between them or their agents made in connection with this Agreement may be electronically recorded and retained by either party by use of any reasonable means.

5. Evidence of Authorization. Company shall obtain all consents and authorizations required under the ACH Rules and shall retain such consents and authorizations (or a reasonable facsimile of the original items) for two years after the revocation or cessation of the authorization, and shall provide copies of such authorizations if requested by ODFI to do so. Company acknowledges that, under ACH Rules, a debit returned as R07 (Authorization Revoked) or R10 (Unauthorized) cannot be dishonored. (Note: For all entries except POP, TEL and Single Entry WEB Entries, the authorization must provide that the Receiver may revoke the authorization only by notifying the Company in the manner specified in the authorization.) Company shall not initiate Debit Entries following the cancellation or revocation of the authorization by the Receiver.

6. Pre-notification. Company should send pre-notification (zero-dollar) entries six (6) business days prior to initiating the first live (dollar) Entry to a particular account. Such notice shall be provided to the ODFI in the format and on the medium provided in the ACH Rules. Should the Company receive notice that any such prenotification has been rejected by a Receiving Depository Financial Institution (RDFI), or that an RDFI will not receive entries without having first received a copy of the written authorization signed by it's customer (the Receiver), Company will initiate no further entries to the Receiver until such time as Company provides the RDFI with such authorization. At such time, the Company may initiate entries, within the time Hunts provided in the ACH Rules.

7. Inconsistency of Name and Account Number. Company acknowledges and agrees that, if an Entry describes the Receiver inconsistently by name and account number, payment of the Entry transmitted to the Receiving Depository Financial Institution might be made by the Receiving Depository Financial Institution (or by ODFI in the case of an On-us Entry) on the basis of the account number even if it identifies a person different from the named Receiver, and that Company's obligation to pay the amount of the Entry to the ODFI is not excused in such circumstances. It is therefore tie responsibility of the Company to verify that the individual signing the ACH debit or credit agreement is in fact entitled to use of the specified account.

8. Returns And Notifications of Change. The ODFI shall notify the Company of any return or notification of orange entries received for the Company no later than two (2) business days after the receipt of the item. This notification may be given by phone to an authorized representative of the Company, or by fax or e-mail if requested by the Company. Except for an Entry retransmitted by Company in accordance with the requirements of Section 1, Transmittal of Entries By Company, ODFI shall have no obligation to retransmit a returned Entry to the ACH Operator if ODFI complied with the terms of this Agreement with respect to the original Entry.

(a) Upon receipt of return of items with a return reason code of R07 (authorization revoked) or R10 (customer advises unauthorized), the Company will cease transmission of said transactions until a new authorization has been signed by the consumer (R07-authorization revoked) or until corrections have been made or an authorization has been obtained (R10-customer advises unauthorized).

(b) Upon receipt of Notification Of Change (NOC) items, the Company must make the correction within six (6) banking days, or before the next transaction, whichever is later.

9. Processing, Transmittal and Settlement By ODFI.

(a) The Company will provide files in the agreed upon medium. Files not received in the specified format and medium may be rejected by the ODFI. Each Entry or file shall be delivered to the ODFI in accordance to the processing schedule provided in this agreement (sec Attachment 3).

(b) Except as provided in Section 10, On-Us Entries and Section 11, Rejection of Entries. ODFI shall (i) process Entries received from Company to conform with the file specifications set forth in the ACH Rules, (ii) transmit such Entries as an Originating Depository Financial Institution to the ACH Operator, and (iii) settle for such Entries as provided in the ACH Rules. Furthermore, Company agrees the ACH Operator shall be the Federal Reserve Bank ("ACH Operator").

(c) ODFI shall transmit such Entries to the ACH Operator by the deadline set forth in Attachment 3 either one business day or two business days prior to the Effective Entry Date shown in such Entries, provided (1) such Entries are received by ODFI's related cut-off time set forth in Attachment 3 on a business day, (2) the Effective Entry Date is at least 1 day after such business day, and (3) the ACH Operator is open for business on such business day. For purposes of this Agreement a "business" is a day on which ODFI is open to the public for carrying on substantially all of its business [other than a Saturday or Sunday), and Entries shall be deemed received by ODFI, in the case of transmittal by tape, when received by ODFI at the location set forth in Attachment 2, and in the case of transmittal by electronic transmission, when the transmission (and compliance with any related security procedure provided for herein) is completed as provided in Attachment 2.

(d) If any of the requirements of clause (i), (ii) or (iii) of Section 9 (b) is not met, ODFI shall use reasonable efforts to transmit such Entries to the ACH Operator by the next deposit deadline of the ACH Operator following that specified in Attachment 3 which is a business day and a day on which the ACH Operator is open for business.

Date of Revision: 11/04/03

Florida Bank, N.A.

ODFI-Originator Agreement

10. On-Us Entries. Except as provided in Section 5, Evidence of Authorization, in the case of an Entry received for credit to an account maintained with ODFI (an -On-us Entry"), ODFI shall credit the Receiver's account in the amount of such Entry on the Effective Entry Date contained in such Entry, provided the requirements set forth in clause (i) and (ii) of Section 9(b) are met. If either of those requirements is not met, ODFI shall use reasonable efforts to credit the Receiver's account on the next business day following such Effective Entry Date.

11. Rejection of Entries. ODFI shall reject any Entry which does not comply with the requirements of Section 1, Transmittal of Entries or Section 2, Security Procedures, or which contains an Effective Entry Date more than 2 days after the business day such Entry is received by ODFI. ODFI shall have the right to reject an On-us Entry for any reason for which an Entry may be returned under the ACH Rules. ODFI shall have the right to reject any Entry if Company has failed to comply with its account balance obligations under Section 16, The Account. ODFI may reject any entry if Company does not adhere to security procedures as described in Attachment 5. ODFI shall notify Company by phone, fax or electronic transmission of such rejection no later than the business day such Entry would otherwise have been transmitted by ODFI to the ACH Operator, or in the case of an On-us Entry, its Effective Entry Date. Notices of rejection shall be effective when given. ODFI shall have no liability to Company by reason of the rejection of any such Entry or the fact that such notice is not given at an earlier time than that provided for herein.

12. Cancellations or By Company. Company shall have no right to cancel or amend any Entry after its receipt by ODFI. However, ODFI shall use reasonable efforts to at on a request by Company for cancellation of an Entry prior to transmitting it to the ACH Operator, or in the case of an On-us Entry, prior to crediting a Receiver's account, but shall have no liability if such cancellation is not effected. Company shall reimburse ODFI for any expenses, losses or damages ODFI may incur in effecting or attempting to effect Company's request for the reversal of an entry.

(a) Errors. If the Company discovers that any Entry it has initiated was made in error, it must notify the ODFI of the error within 24 hours. In such a case, the ODFI will utilize its best efforts to initiate an adjusting Entry or stop processing of any "On-Us" Entry. Should the ODFI be unable to stop the Entry from posting, or if it is too late to withdraw the item from the ACH Operator, the Company may initiate a reversal file to correct the Entry, as provided for and abiding by the ACH Rules.

(b) Rejected Entries. In the event that any entries are rejected by the ACH Operator for any reason, it shall be the responsibility of the Company to remake such entries. Should the file be rejected due to an error caused by the ODFI, the ODFI shall be responsible to remake the file. In such a case, the Company will supply sufficient information, upon request, to allow the ODFI to recreate the entries for up to five (5) business days after midnight of the settlement date.

(c) Reversals. Should a reversal be created for an individual Entry or entries, as opposed to a complete file reversal, the Receiver(s) of the entries must be notified of the reversal no later than the settlement date of the reversing Entry. Should a reversal be created for a complete file reversal, the Company must advise the ODFI within five (5) business days of settlement in accordance with ACH Rules. ODFI shall bear no responsibility for failure of Company to retrieve Entries transmitted to the ACH Operator.

13. Data Retention. Company shall retain data on file adequate to permit remaking of Entries for 30 days following the date of their transmittal by ODFI as provided here, and shall provide such Data to ODFI upon its request.

(a) Retention of Authorization: ACH Rules require that the signed or similarly authenticated authorization must be retained by the Originator for a period of two years following the termination or revocation of the authorization. In the case of a paper authorization that has been signed by the consumer, the Originator must retain either the original or a microfilm-equivalent copy of the signed authorization. In the case of an authentication made via telephone, the Internet, or other on-line network, the Originator must retain a copy of the authorization and a recorded record of the authentication. For TEL entries, the Originator must retain a copy of the tape recorded authorization or a copy of the written notice confirming the authorization for a period of two years from the date of the authorization. Authorization may be retained as an electronic record that (1) accurately reflects the information in the record, and (2) is capable of being accurately reproduced for late reference, whether by transmission, printing, or otherwise.

(b) Destruction of Data: Originator will destroy, in a manner rendering data unreadable, all material containing confidential account information after it has been retained for a period specified by all applicable rules and regulations specified in this Agreement.

14. Payment by Company for Entries / Pre-Funding. Company will provide immediately available funds to offset any credit entries originated by it not later than Settlement Date, unless pre-funding is required by Attachment 11.

(a) Unless otherwise noted herein, Company shall receive immediately available funds for any electronic debit entries initiated by it not later than the settlement date of the items. Provisions may be made for holding accounts to be maintained for posting of any return debit items received, as stated in this agreement and abiding by the ACH Rules.

(b) Company will promptly provide immediately available finds to indemnify the ODFI if any debit items are rejected after the ODFI has permitted the Company to withdraw immediately available funds, should finds not be available in the Company's accounts to cover the amount of the rejected items.

15. Payment for Services. Company shall pay ODFI the charges for the services provided in connection with this Agreement, as set forth in Attachment 4, attached hereto. All fees and services are subject to change upon 60 calender days prior written notice from ODFI to Company. Such charges do not include, and Company shall be responsible for payment of any sales, use, excise, value added, utility

Date of Revision: 11/04/03

Florida Bank, N.A.

ODFI-Originator Agreement

other similar taxes relating to the services provided for herein, and any fees or charges provided for in the agreement between ODFI and Company with respect to the Account (the "Account Agreement").

16. The Account. ODFI may, without prior notice or demand, obtain payment of any amount due and payable to it under the Agreement by debiting the account(s) of Company identified in Attachment 6 (the "Account") attached hereto, and shall credit the Account for any amount received by ODFI by reason of the return of an Entry transmitted by ODFI for which ODFI has previously received payment from Company. Such credit shall be made as of the day of such receipt by ODFI. Company shall at all times maintain a balance of available finds in the Account sufficient to cover its payment obligations under this Agreement. In the event there are not sufficient available finds in the Account to cover Company's obligations under this Agreement, Company agrees that ODFI may debit any account maintained by Company with ODFI or any affiliate of ODFI or that ODFI may set off against any amount it owes to Company, in order to obtain payment of Company's obligations under the Agreement.

17. Reserve Account. If ODFI requires Originator to maintain a reserve account, that account shall be a non-interest bearing account maintained in the name of the ODFI. Such funds may be used to pay ODFI in the event Originator fail to settle, or to reimburse ODFI for any expenses related to such failure. Reserve amount may be amended by ODFI from time to time. ODFI may deposit into the Reserve Account finds it would be otherwise obligated to pay Originator, for the purpose of establishing, maintaining, or increasing the Reserve Account in accordance with this section, if it deteremines such action is reasonably necessary to protect its interests.

18. Account Monitoring. ODFI will monitor Originator's daily deposit, chargeback and settlement activity. Originator agrees that ODFI may, upon reasonable grounds, divert the disbursement of Originator's funds for any reasonable period of time required to investigate suspicious or unusual deposit activity. ODFI will make good faith efforts to notify Originator immediately. ODFI shall have no liability for any losses, either direct or indirect, which Originator may attribute to any diversion of funds disbursed. Any finds diverted shall be deposited immediately into a non-interest bearing account and not be released until such time that questionable/suspect/fraudulent transactions or activity have been resolved to ODFI's satisfaction.

19. Account Reconciliation. Entries transmitted by ODFI or credited to a Receiver's account maintained with ODFI will be reflected on Company's periodic statement Company agrees to notify ODFI promptly of any discrepancy between Company's records and the information shown on any such periodic statement issued by ODFI with respect to the Account pursuant to the agreement between ODFI and Company. If Company fails to notify ODFI within 30 days of receipt of a periodic statement, Company agrees that ODFI shall not be liable for any other losses resulting from Company's failure to give such notice or any loss of interest or any interest equivalent with respect to an Entry shown on such periodic statement. If Company fails to ratify ODFI of any such discrepancy within 30 days of receipt of such periodic statement; Company shall be precluded from asserting such discrepancy against ODFI.

20. Company Representations And Agreements. With respect to each and every Entry initiated by Company, Company represents and warrants to ODFI and agrees that:

(a) each person shown as the Receiver on an Entry received by ODFI from Company has authorized the initiation of such Entry and the crediting of its account in the amount and on the Effective Entry Date shown on such Entry,

(b) such authorization is operative at the time of transmittal or crediting by ODFI as provided herein,

(c) Entries transmitted to ODFI by Company are limited to those types of Entries set forth in Section 1, Transmittal of Entries by Company,

(d) Company shall perform its obligations under this Agreement in accordance with all applicable laws and regulations, including the sanctions laws administered by OFAC,

(e) Company shall be bound by and comply with the ACH Rules as in effect from time to time, including, without limitation, the provision making payment of an Entry by the Receiving Depository Financial Institution to the Receiver provisional until receipt by the Receiving Depository Financial Institution of final settlement for such Entry, and

(f) that the information contained in the ACH Application is true and correct.

Company specifically acknowledges that it has received notice of the Rule regarding provisional payment and of the fact that, if such settlement is not received, the Receiving Depository Financial Institution shall be entitled to a refund from the Receiver of the amount credited and Company shall not be deemed to have paid the Receiver the amount of the Entry. Company shall indemnify ODFI against any loss, liability or expense (including attorney's fees and expenses) resulting from or arising out of any breach of any of the foregoing representations or agreements.

21. Amendments. From time to time ODFI may amend any of the terms and conditions contained in this Agreement, including without limitation, any cut-off time, any business day, and any part of the Attachments attached hereto. Such amendments shall become effective upon receipt of notice by Company or such later date as may be stated in ODFI's notice to Company.

22. Notices, Instructions, Etc.,

(a) Except as otherwise expressly provided herein, ODFI shall not be required to act upon any notice or instruction received from Company or any other person, or to provide any notice or advice to Company or any other person with respect to any matter.

Date of Revision: 11/04/03

Florida Bank, N.A.

ODFI-Originator Agreement

(b) ODFI shall be entitled to rely on any written notice or other written communication believed by it in good faith to be genuine and to have been signed by an Authorized Representative, and any such communication shall be deemed to have been signed by such person. The names and signatures of Authorized Representatives are set forth in Attachment l, attached hereto. Company may add or delete any Authorized Representative by written notice to ODFI signed by at least one Authorized Representative other than that being added or deleted. Such notice shall be effective on the second business day following the day of ODFI's receipt thereof.

(c) Except as otherwise expressly provided herein, any written notice or other written communication required by or permitted to be given under this Agreement shall be delivered, or sent by United States registered or certified mail, postage prepaid, or by express carrier, and if to ODFI, addressed to:

FLORIDA BANK, N.A. P.O. BOX 25937 TAMPA FL 33622-5937 ATTN: Linda L. Walker	OR	FLORIDA BANK, N.A. 6301 BENJAMIN ROAD, SUITE 105 TAMPA FL 33634 ATTN: Linda L. Walker

and, if to Company, addressed to:

NBO Systems Inc.

3676 W. California Avenue, Bldg. D

Salt Lake City UT 84104

unless another address is substituted by notice delivered or sent as provided herein. Except as otherwise expressly provided herein, any such notice shall be deemed given when received.

21. Termination. This agreement may be terminated by Company upon 90 days written notice, or by ODFI upon 30 days written notice or earlier as a result of suspected fraud or any violation of the terms and conditions of this agreement or by any legal or regulatory action by any regulatory agency which governs or supervises ODFI or by notice of bankruptcy or insolvency by either party. Any termination of this Agreement shall not affect any of ODFI's rights and Company's obligations with respect to Entries initiated by Company prior to such termination, or the payment obligations of Company with respect to services performed by ODFI prior to termination, or any other obligations that survive termination of this Agreement.

22. ODFI Responsibilities: Liability; Limitations On Liability; Indemnity.

(a) In the performance of the services required by this Agreement, ODFI shall be entitled to rely solely on the information, representations, and warranties provided by Company pursuant to this Agreement, and shall not be responsible for the accuracy or completeness thereof. ODFI shall be responsible only for performing the services expressly provided for in this Agreement, and shall be liable only for its negligence or willful misconduct in performing those services. ODFI shall not be responsible for Company's acts or omissions (including without limitation the amount, accuracy, timeliness of transmittal or authorization of any Entry received from Company) or those of any other person, including without limitation any Federal Reserve Bank, Automated Clearing House or transmission or communications facility, any Receiver or Receiving Depository Financial Institution (including without limitation the return of an Entry by such Receiver or Receiving Depository Financial Institution, and no such person shall be deemed ODFI's agent. Company agrees to indemnify ODFI against any loss, liability or expense (including attorneys' fees and expenses) resulting from or arising out of any claim of any person that the ODFI is responsible for any act or omission of Company or any other person described in this Section 22(a).

(b) ODFI shall be liable only for Company's actual damages; in no event shall ODFI be liable for any consequential, special, incidental, punitive or indirect loss or damage which Company may incur or suffer in connection with this Agreement, whether or not the likelihood of such damages was known or contemplated by the ODFI and regardless of the legal or equitable theory of liability which Company may assert, including, without limitation, loss or damage from subsequent wrongful dishonor resulting from ODFI's acts or omissions pursuant to this Agreement.

(c) Without limiting the generality of the foregoing provisions, ODFI shall be excused from failing to act or delay in acting if such failure or delay is caused by legal constraint, interruption of transmission or communication facilities, equipment failure, war, emergency conditions or other circumstances beyond ODFI's control. In addition, ODFI shall be excused from failing to transmit or delay in transmitting an Entry if such transmittal would result in ODFI's having exceeded any limitation upon its infra-day net funds position established pursuant to present or future Federal Reserve guidelines or in ODFI's reasonable judgment otherwise violating any provision of any present or future risk control program of the Federal Reserve or any rule or regulation of any other U.S. governmental regulatory authority.

(d) Subject to the foregoing limitations, ODFI's liability for loss of interest resulting from its error or delay shall be calculated by using a rate equal to the average Federal Funds rate at the Federal Reserve Bank of New York for the period involved. At ODFI's option, payment of such interest may be made by crediting the Account resulting from or arising out of any claim of any person that ODFI is responsible for any act or omission of Company or any other person described in Section 22(a).

Date of Revision: 11/04/03

Florida Bank, N.A.

ODFI-Originator Agreement

23. Acknowledgements. Originators of CCD or CTX credit entries may request an acknowledgement entry be transmitted by the RDFI by placing "AK" within the Discretionary Data field of the CCD or CTX entry for which acknowledgement is desired. In order for the Originated to receive the requested acknowledgement, both the ODFI and the RDFI of the entry must support the appropriate acknowledgement formats.

24. Records. All Entries, security procedures and related records used by ODFI for transactions contemplated by this Agreement shall be and remain ODFI's property. ODFI may, at its sole discretion, make available such information upon Company's request. Any expenses incurred by ODFI in making such information available to Company shall be paid by Company.

25. Prohibited Transactions. Company agrees that it will only initiate Entries for Standard Entry Class (SEC) Codes for which it has been specifically approved by ODFI. ODFI will not approve a company that is on its non-eligibility list. That list includes companies whose primary business is: telemarketing, internet sales, gambling, adult entertainment, payday advance/check cashing, international sales, prepaid credit cards/ credit repair, discount membership sales, and others that may be added to the list from time to time. If Company initiates prohibited transactions, that will be cause for termination.

26. Third Party Service Provider. Company agrees that it will not utilize another third party service provider to originate or process ACH transactions without the express written approval of ODFI.

27. Regulation E. Company understands and agrees to comply with the requirements of Regulation E (including consumer error resolution procedures) and will otherwise perform its obligations in accordance with the rules and regulations adopted by NACHA and all applicable laws and regulations.

28. Authority. Each party of the agreement hereby represents and warrants to the others that it has the full right, power, and authority to enter into and to perform this agreement with all of the terms, provisions, covenants and conditions hereof, and that the execution and delivery of this agreement has been duly authorized by proper corporate action.

29. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Florida.

30. Binding Agreement; Benefit. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns. This Agreement is not for the benefit of any other pawn, and no other person shall have any right against ODFI or Company hereunder.

31. Cooperation in Loss Recovery Efforts. In the event of any damages for which ODFI or Company may be liable to each other or to a third party pursuant to the services provided under this Agreement, ODFI and Company will undertake reasonable efforts to cooperate with each other, as permitted by applicable law, in performing loss recovery efforts and in connection with any actions that the relevant party may be obligated to defend or elects to pursue against a third party.

32. Headings. Headings are used for reference purposes only and shall not be deemed a part of this Agreement.

33. Entire Agreement. This Agreement (including the Attachments attached hereto), together with the ACH Application, Approval Letter and the Account Agreement, is the complete and exclusive statement of the agreement between ODFI and Company with respect to the subject matter hereof and supersedes any prior agreement(s) between ODFI and Company with respect to such subject matter. In the event of any inconsistency between the terms of this Agreement and the Account Agreement, the terms of this Agreement shall govern. In the event performance of the services provided herein in accordance with the terms of this Agreement would result in a violation of any present or future statute, regulation or government policy to which ODFI is subject, and which governs or affects the transactions contemplated by this Agreement, then this Agreement shall be deemed amended to the extent necessary to comply with such statute, regulation or policy, and ODFI shall incur no liability to Company as a result of such violation or amendment. No course of dealing between ODFI and Company will constitute a modification of this Agreement, the ACH Rules, or the security procedures or constitute an agreement between the ODFI and Company regardless of whatever practices and procedures ODFI and Company may use.

34. Non-Assignment. Company may not assign this Agreement or any of the rights or duties hereunder to any person without ODFI's prior written consent.

35. Waiver. ODFI may waive enforcement of any provision of this Agreement. Any such waiver shall not affect ODFI's rights with respect to any other transaction or modify the terms of this Agreement.

36. Waiver of Jury Trial. ODFI and Company knowingly and voluntarily WAIVE THE RIGHT TO TRIAL BY JURY in connection with any dispute arising under the Agreement.

Date of Revision: 11/04/03

Florida Bank, N.A.

ODFI-Originator Agreement

37. Severability. In the event that any provision of this Agreement shall be determined to be invalid, illegal or unenforceable to any extent, the remainder of this Agreement shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed by their duly authorized officers.

/s/ Keith Jasperson
Company Signature	ODFI Signature

/s/ Kent Jasperson	Linda L. Walker, AAP
Name	Name

Sec./Treas. 12-24-03	AVP/ACH Manager
Title / Date	Title / Date

Date of Revision: 11/04/03

[Florida Bank, N.A. Logo]

ODFI-Originator Agreement
Instruction for Attachments

Attachment 1: ACH Authorized Signature Form (Please Complete)

This Attachment is similar to a bank account "signature card" in that it indicates the Company Representatives authorized to present ACH files for processing or to communicate with Florida Bank about those files, along with their signatures. Please complete Attachment 1 by designating those persons you wish to (1) transmit ACH files, (2) sign fax transmittals, and/or (3) communicate with Florida Bank about your company's ACH activity. (Note: you may wish to copy this blank form on company letterhead and send us a revision whenever you have a change in authorized persons.)

Attachment 2: ACH Transmittal Register (Provide a copy to your ACH Staff)

This Attachment gives valuable information about formatting and transmitting ACH files and shows a sample of the new Transmittal Register form. (A blank copy of the full-size form is included in your package; please copy it onto your company letterhead and use that as your Fax Transmittal for future files.)

Attachment 3: ACH Processing Schedule (Provide a copy to your ACH Staff)

This Attachment shows our current Processing Schedule. Please note the hours and give a copy to your ACH staff should define the Attachment of deadlines by hour and day that files should be presented for processing.

Attachment 4: Fee Schedule (Please review carefully)

Please review this Attachment to verify that it accurately reflects your current pricing structure.

Attachment 5: Security Procedures (Please review carefully)

This Attachment is the Security Procedure that will be used when your company delivers an ACH file to us. This is a very important document. Please verify that it agrees with your current procedure and give a copy of this form to your ACH staff for reference.

Attachment 6: The Account (Please review carefully)

This Attachment identifies the Company Account(s) to which settlement should be applied for Origination of Entries or settlement of returned entries. In the case of Cash Concentration applications, this Attachment may clearly define the accounts to be swept, the frequency of scheduled transfers or other information specific to the activity of the accounts. Please verify that it is correctly completed before signing the Attachment.

Attachment 7: Agreement to Provide Insurance (Please review carefully)

This Attachment identifies any special requirements that may exist between your company and Florida Bank, such as reserve accounts, surety bonds, employee dishonesty insurance, etc. Please review it carefully as it may indicate outstanding items that need to be returned with the Agreement.

Attachment 8: ACH Application Form (Already completed)

This Attachment is a sample of the Application for ACH Processing which Company has completed for ODFI.

Attachment 9: ACH Transmittal Schedule (Please complete)

This Attachment is a sample of the transmittal schedule (calendar) which Company will provide annually to ODFI so that ODFI will know when files are expected. This is the 2004 Transmittal Schedule - a calendar which we would like you to complete as best you can, indicating how many files we should expect from your company on any given day in 2004. Holidays and weekends have been blocked out. For example, if the only ACH file you send is your payroll file sent two days in advance with an effective entry date of the 15th or 30th, then you would enter "1" on the 13th and 28th of each month (except February, of course).

Attachment 10: FRB Holiday Schedule (Please provide a copy to your ACH Staff)

This Attachment is the Federal Reserve Bank's holiday schedule which shows the days the Fed (and Florida Bank) will be closed in 2004. Please give a copy to your ACH staff for reference.

Attachment 11: RCK Agreement (If applicable, please review carefully and provide a copy to your ACH Staff) This Attachment identifies NACHA requirements for a Company originating RCK (Re-presented Check) Entries.

Attachment 12: POP Agreement (If applicable, please review carefully and provide a copy to your ACH Staff) This Attachment identifies NACHA requirements for a Company originating Point-Of-Purchase Entries.

TEL: 813.887.3388

P.O. Box 25937

TAMPA. FLORIDA 33622-5937

MEMBER FDIC

Attachment 13: WEB Agreement (If applicable, please review carefully and provide a copy to your ACH Staff) This Attachment identifies NACHA requirements for a Company originating Internet-Authorized Entries.

Attachment 14: ARC Agreement (If applicable, please review carefully and provide a copy to your ACA Staff) This Attachment identifies NACHA requirements for a Company originating Accounts Receivable/Lockbox Entries.

Attachment 15: TEL Agreement (If applicable, please review carefully and provide a copy to your ACH Staff) This Attachment identifies NACHA requirements for a Company originating Telephone-Authorized (TEL) Entries.

Attachment 16: Pro-Funding Agreement (if applicable, please review carefully)

This Attachment will be executed when ODFI requires the Company to pre-fund Credit Files prior to ODFI transmitting them to the Federal Reserve Bank.

[Florida Bank, N.A. Logo]

Florida Bank, N.A.

6301 Benjamin Road, Suite 105

Tampa FL 33634

ODFI-Originator Agreement

Attachment 1: ACH Authorized Signature Form (Please Complete)

All ACH transaction files must be delivered to Florida Bank with a faxed transmittal document (see Attachment 2) with authorized signature(s) as shown below.

Date: December 17, 2003	Company Name: NBO Systems Inc.

The signatures below are the signatures of employees vested by our Board of Directors (or other similar governing body), who have full authority to (1) transmit ACH files, (2) sign transmittal registers to be used in conjunction with the submission of ACH flies, and/or (3) communicate with ACH Department about company transmittals (i.e., give or receive information information about ACH files or returns).

The number of signatures that are required to submit a file for processing shall be:  1

Printed Name	Email Address	Authorization Granted: 1=Transmit files 2=Sign transmittal documents 3=Communicate w/ACH Dept	Signature
Kent Jasperson	kjasperson@nbo.com	1, 2, 3	/s/ Kent Jasperson
Frank Fluckiger	ffluckiger@nbo.com	1, 3	/s/ Frank Fluckiger
Matt Evans	mevans@nbo.com	1,3	/s/ Matt Evans

The responsibility for ensuring that all daily ACH processing is transmitted timely and accurately rests with the authorized personnel. Any changes to authorized signers must be requested on company letterhead and signed by a current authorized signer. Such changes will not be implemented until Florida Bank receives the original signed document, mailed to the address shown above.

Authorized Signature: /s/ Kent Jasperson

Title:   Sect/Trea

Date: Dec. 17, 2003

Florida Bank, N.A.

Approved and accepted by: ___

Florida Bank, N.A.

6301 Benjamin Road, Suite 105

Tampa FL 33634

ODFI-Originator Agreement

Attachment 2: ACH Transmittal Register (Retain Copy for Reference)

The ACH Transmittal Register form shown below should be printed on Company letterhead and faxed for every file delivery. (The Bank will provide a form for replication purposes.) All file transmissions are required to be in NACHA format. Florida Bank can provide software if needed. Florida Bank supplies software that secures the file to be processed over the Internet. If Company does not have access to the Internet, files can be transmitted over a secured modem line. The following numbers are for modem lines:

Modem number for software provided by Bank:	(813) 889-3116
Modem number for Company with own Ach software	(813) 889-3115

The Florida Bank ACH processing center is located at 6301 Benjamin Road, Suite 105, Tampa FL 33634. In case of a disaster, Florida Bank has established a backup facility at Florida Bank, N.A., 2437 SE 17th Street, Unit 101, Ocala Florida 34471. The Modem number for that location is (352) 629-2861.

[Florida Bank, N.A. Logo]	ACH TRANSMITTAL REGISTER (813) 886-8421
To be completed and returned with each file of ACH transactions to be processed.
Company Name:	Company ID#:	File Name or File Number:
ACH Application / SEC Code(s):	Processing Date:	Effective Entry Date:
Delivery Mode: Internet _______ Modem ______	Total Item Count:	File Total $ Amount:
Date/Time Transmitted	Debit Item Count:	Debit $ Amount:
	Credit Item Count:	Credit $ Amount:
	Authorized Signature:	Date:
*****************************FOR BANK USE ONLY*****************************
TASK	TIME COMPLETED	EMPLOYEE INITIALS
File entered into Fedline Log
File sent to the Federal Reserve
Confirmation received from Fed
Fed totals compared to Transmittal totals
Confirmation faxed to Company

Florida Bank, N.A.	Company (Originator):
Approved and accepted by: ______	Approved and accepted by /s/ KJ

Florida Bank, N.A.

6301 Benjamin Road, Suite 105

Tampa FL 33634

ODFI-Originator Agreement

Attachment 3: ACH Processing Schedule (Retain Copy for Reference)

ODFI Processing Schedule

Note- The following schedule is for the use of the Company (Originator) to determine deadlines for sending origination files to the ODFI. Files received after these deadlines may not be guaranteed delivery to the ACH Operator for next-day settlement Originator is responsible for the timely delivery of ACH files to the ODFI to meet desired settlement dates.

Returns	Credits-one day	Credits-two day	Debits
Must be received not later than 10:00 a.m. (ET) one banking day prior to intended settlement date	Must be received by the ODFI not later than 12:00 NOON (ET) one banking day prior to intended settlement date	Must be received by the ODFI not later than 3:30 p.m. (ET) two banking days prior to intended settlement date	Must be received not later than 3:30 p.m. (ET) one banking day prior to intended settlement date

ET=Eastern Time

Note to Originators:
  Credit Entries may not be sent earlier than two days before intended settlement date.
  Debit Entries may not be sent earlier than one day before the intended settlement date.
  Evening Processing Window: Florida Bank operates an evening processing window on banking days that is open until 6:30 p.m. (ET) to accommodate ACH clients located in other time zones. If Company will be transmitting files for ACH clients located in multiple time zones, Company should transmit two or more files as follows:
  For your clients located in the Eastern or Central Time Zones - files should be received at Florida Bank by or before 3:30 p.m. ET (except for credit entries sent one day in advance, which should be received by 12:00 noon), and
  For your clients located in the Mountain or Pacific Time Zones - files should be received at Florida Bank by or before 6:30 p m. ET. (That would be 4:30 p.m. Mountain Time or 3:30 p.m. Pacific Time).

By using the appropriate processing window, it will allow Florida Bank sufficient time to process files in a timely manner to meet their desired settlement date.

Florida Bank, N.A.	Company (Originator):
Approved and accepted by: ______	Approved and accepted by /s/ KJ

Florida Bank, N.A.

6301 Benjamin Road, Suite 105

Tampa FL 33634

ODFI-Originator Agreement

Attachment 4: Fee Schedule (Please complete)

Deposit services and other fees, such as research or statement copies, will be charged according to Florida Bank's established service charge schedule. ACH fees will be charged every Monday for the previous week ☒ OR the first week of each month for the previous month R (choose weekly or monthly).

One Time Fees:
[* * *]	[* * *]
[* * *]	[* * *]
[* * *]	[* * *]
Monthly Fees:
[* * *]	[* * *]
[* * *]	[* * *]	(per file)
[* * *]	[* * *]
[* * *]	[* * *]
[* * *]	[* * *]
[* * *]	[* * *]
[* * *]	[* * *]
[* * *]	[* * *]
[* * *]	[* * *]
[* * *]	[* * *]

Note: Fees may be changed upon 60 days' prior notice delivered to Company at the address of record.

OTHER ACH-RELATED FEES AND COSTS:

Any additional special programming fees or charges will be billed to Company as received. Request for special programming or services will be reviewed and approved by Florida Bank, N.A. and Company prior to submission to vendor for development.

Florida Bank, N.A.	Company (Originator):
Approved and accepted by: ______	Approved and accepted by /s/ KJ

Florida Bank, N.A.

6301 Benjamin Road, Suite 105

Tampa FL 33634

ODFI-Originator Agreement

Attachment 9: ACH Transmittal Schedule (Retain Copy for Reference)

FLORIDA BANK, N.A.
ACH TRANSMITTAL SCHEDULE

FOR ORIGINATOR ____________

YEAR    2004

Day	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec
1
2
3
4
5
6
7
8
9
10
11
12
13
14
15
16
17
18
19
20
21
22
23
24
25
26
27
28
29
30
31

LEGEND:

Sat/Sun

Holiday

Short month

Florida Bank, N.A.	Company (Originator):
Approved and accepted by: ______	Approved and accepted by /s/ KJ

Florida Bank, N.A.

6301 Benjamin Road, Suite 105

Tampa FL 33634

ODFI-Originator Agreement

Attachment 10: FRB Holiday Schedule (Retain Copy for Reference)

FEDERAL RESERVE BANK HOLIDAY SCHEDULE

Standard Federal Reserve Holidays	2003	2004	2005
New Years Day	Jan 1	Jan 1	Jan 1
Martin Luther King, Jr. Day	Jan 20	Jan 19	Jan 17
Presidents' Day	Feb 17	Feb 16	Feb 21
Memorial Day	May 26	May 31	May 30
Independence Day	July 4	July 5	July 4
Labor Day	Sept 1	Sept 6	Sept 5
Columbus Day	Oct 13	Oct 11	Oct 10
Veterans' Day	Nov 11	Nov 11	Nov 11
Thanksgiving Day	Nov 27	Nov 25	Nov 24
Christmas Day	Dec 25	Dec 25	Dec 26

*For holidays falling on Saturday, Federal Reserve Banks and branches will be open the preceding Friday. For holidays falling on Sunday, all Federal Reserve offices will be dosed the following Monday.

The Federal Reserve Bank and/or your institution will be closed on these dates. Please keep in mind that ACH files cannot be delivered to your institution on these dates, and transactions with effective dates on these holidays will have settlement deferred until the business day after the holiday. To ensure that your transactions are received and posted to your customers' accounts in a timely manner, it is necessary that the financial institution receive the files as follows:

If the normal effective date falls on a holiday date, the effective day should be changed to the business day immediately prior to the holiday for credits and immediately after the holiday for debits*, and transmittals should be adjusted accordingly (debits one day prior, credits one to two days prior to new effective date).

Example: If a credit file normally would post on Monday, the new effective date should be changed to the previous Friday and the files should be transmitted to the ODFI Wednesday or Thursday.

If a debit file normally would post on a Friday, and Friday is a holiday, the effective date should be changed to the following Monday*. The file should still be sent to the ODFI on Thursday.

*Unless otherwise specified in the authorization signed by the customer, debits cannot be posted prior to the agreed upon date.

For more information about the Federal Reserve Bank's processing schedule, see Appendix B of Federal Reserve Bank's Operating Circular No. 4, dated May 18, 2003 or go to http://www.frbservices.org/HomePage/Holidays.cfm.

Florida Bank, N.A.	Company (Originator):
Approved and accepted by: ______	Approved and accepted by /s/ KJ

Florida Bank, N.A.

6301 Benjamin Road, Suite 105

Tampa FL 33634

ODFI-Originator Agreement

Attachment 5: Security Procedures (Please Complete)

The Originator is responsible to strictly establish and to maintain procedures to safeguard against unauthorized transactions. The Originator warrants that no individual will be allowed to initiate transfers in the absence of proper supervision and safeguards, and agrees to take reasonable steps to maintain the confidentiality of the security procedures and any passwords, codes, security devices, and related instructions provided by the ODFI. If the Originator believes or suspects that any such information has been accessed by an unauthorized individual, the Originator will verbally notify the ODFI immediately, followed by written confirmation. The occurrence of such notification will not affect any transfers made in good faith by the ODFI prior to the notification and within a reasonable time period to prevent unauthorized transfers.

Transmittal of files:
  Files will be encrypted by the Originator before being transmitted to the ODFI.
  The Originator will only transmit files on the dates specified in the agreed upon ACH Transmittal Schedule (see Attachment 9). Changes to this Schedule must be made in writing and signed by an authorized signer (see Attachment 1) of the Originating company.
  The Originator will fax a ACH Transmittal Register (see Attachment 2) to the ODFI for every file transmission. This document must be signed by an authorized signer (see Attachment 1).
  File totals will be confirmed by the ODFI upon receipt of tic ACH Transmittal Register.
  After receipt and processing of files from the Originator, the ODFI will fax, email or call the Originator with confirmation that the Federal Reserve received the file.
  Files will be delivered to ODFI via: (choose one)

☐ 1. ACH Now origination software

  For files sent via modem (i.e., ACH Now), an Account ID, User ID and a Password shall be issued at the time the account is set up. An authorized signature must be entered in the authorized signature space of the fax transmittal.

  ☒ 2. MoveIt

  For files delivered via MoveIt, a Username and Password will be assigned at the time the account is set up. An authorized signature must be entered in the authorized signature space of the fax transmittal.

  Should any of the above procedures not be met, the file will be rejected by the ODFI and the Originator will be notified.

  Change of Authorized Contacts must be made in writing and signed by a current authorized contact, in accordance with instructions given in Attachment 1.

Florida Bank, N.A.	Company (Originator):
Approved and accepted by: ______	Approved and accepted by /s/ KJ

  Florida Bank, N.A.

  6301 Benjamin Road, Suite 105

  Tampa FL 33634

  ODFI-Originator Agreement

  Attachment 6: The Account (Please Complete)

  The Originator identifies the following Florida Bank account to be used for the purposes of clearing and settlement of originated ACH files and ACH return entries and adjustments.

  Florida Bank, N.A. [* * *]

  Financial Institution Branch # Account Officer Phone Number

  [* * *]Routing & Transit Number Account Number Account Type: Checking ☒ or Savings  ☐

  NBO Systems Inc.

  Account Name/Title

  The Originator understands that the above account will be debited and/or credited on the settlement date of the items originated for the exact amount of the items originated. Any discrepancies in these amounts should be reported immediately to the ODFI. Accounts may also be debited or credited for return items.

  If no separate account is designated as a fee account for monthly fee billing, the settlement account will be assumed to be the fee account and will be debited for the total amount of fees specified in the Origination Agreement
For: NBO Systems Inc. Company Name By: /s/ Kent Jasperson Authorized Account Signature Date: 11/28/03

Florida Bank, N.A.	Company (Originator):
Approved and accepted by: ______	Approved and accepted by /s/ KJ